UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 7, 2006

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

62 Fourth Avenue
Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   1.01   Entry Into a Material Definitive Agreement.

On September 7, 2006, the Compensation Committee of the Board of Directors of NeuroMetrix, Inc. (the “Company”) determined the following compensation information for certain executive officers of the Company regarding target cash bonuses for 2006.  This compensation information is as follows:

Name	Title	2006 Target Bonus ($ and % of Base Salary)(1)
Shai N. Gozani, M.D., Ph.D.	Chairman, President and Chief Executive Officer	$131,250 (50%)

Gary Gregory	Chief Operating Officer	$123,375 (50%)

W. Bradford Smith	Chief Financial Officer	$69,300 (30%)

Guy Daniello	Senior Vice President of Information Technology	$47,545 (25%)

Michael Williams	Senior Vice President of Engineering	$49,612 (25%)

(1)             The award of cash bonuses in 2006 will be determined by the Compensation Committee based on the executive officer’s and the Company’s achievement of a number of objective and subjective goals specifically established for each executive officer by the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: September 12, 2006	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer